Exhibit 99.1

Lawson Software Reports Third Quarter Fiscal 2009 Financial Results

ST. PAUL, Minn.--(BUSINESS WIRE)--April 2, 2009--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its third quarter of fiscal year 2009, which ended Feb. 28, 2009. Lawson reported revenues for the quarter of $173.8 million, down 18 percent from revenues of $212.9 million in the fiscal 2008 third quarter. Currency fluctuations negatively impacted GAAP and non-GAAP revenues by approximately 8 percent as foreign currencies weakened substantially over the past year compared to the U.S. dollar. License fees declined 22 percent, or 14 percent adjusted for currency, reflecting a lower level of software sales primarily to manufacturing customers driven by the global economic conditions. Consulting revenues declined 34 percent, or 26 percent adjusted for currency, driven primarily by reduced software license sales throughout the year resulting in lower demand for consulting and implementation services. Partially offsetting the decline in license fees and consulting revenues was a 1 percent increase, or 8 percent adjusted for currency, in maintenance revenues resulting from consistent renewals in maintenance contracts at higher average prices.

Third quarter GAAP net income of $7.4 million, or $0.04 per diluted share, increased compared to net income of $0.7 million, or $0.00 per diluted share, in the third quarter of fiscal 2008. Lower cost of revenues, reduced operating expenses and a decline in net other expense offset lower revenues and reduced interest income, resulting in a 33 percent increase in income before taxes.

  Gross margin as a percent of revenues of 52.5 percent increased slightly from 52 percent a year ago as a higher mix of maintenance revenues to total revenues and increases in license fee and maintenance margins offset a significantly lower consulting margin.
  Decreases in research and development, sales and marketing, general and administrative and amortization of acquired intangible expenses were partially offset by $3.5 million of restructuring charges.
  Interest income declined due to lower investment balances and yields.
  Other expense decreased as the third quarter of fiscal 2008 included an $8.1 million impairment charge for auction rate securities.

Net income also improved due to a decrease in the provision for income taxes and an 8 percent decrease in fully-diluted weighted-average shares outstanding. The company estimates currency fluctuations had a minimal positive impact of less than $0.01 on net earnings per diluted share for the third quarter.

Included in GAAP net income and earnings per diluted share results are pre-tax expenses of $11.1 million for amortization of acquired intangible assets, restructuring, non-cash stock-based compensation and amortization of purchased maintenance contracts. Excluding these expenses and including $0.1 million of revenue impacted by purchase accounting adjustments, non-GAAP net income for the third quarter of fiscal 2009 was $16.4 million, or $0.10 per diluted share. Non-GAAP net income per diluted share includes a non-GAAP provision for income taxes based upon an estimated rate of 35 percent. The company estimates currency fluctuations had a positive impact of approximately $0.01 on non-GAAP net earnings per diluted share for the third quarter. Non-GAAP earnings per diluted share of $0.10 increased year-over-year from $0.08 in the third quarter of fiscal 2008.

“We are operating well in a challenging business environment,” said Harry Debes, Lawson president and chief executive officer. “During this fiscal year, revenues have been negatively impacted by reduced capital spending and weakening foreign currencies; things which are beyond our control. We can control how we react to economic conditions and our focus has been to preserve profitability. This quarter we earned $0.10 of non-GAAP EPS and 15 percent non-GAAP operating margin. Both measures were improvements over last year and our entire company can take pride in this accomplishment.”

Nine Months Ended Feb. 28, 2009

Total revenues for the nine months ended Feb. 28, 2009 were $571.1 million, down 8 percent, or 4 percent adjusted for currency, from revenues of $618.9 million during the same fiscal 2008 period. GAAP net income was $9.1 million, or $0.05 per diluted share, decreasing from net income of $10 million, or $0.06 per diluted share in the comparable fiscal 2008 period. Decreases in total cost of sales, sales and marketing, general and administrative and amortization of intangible expenses were offset by $11 million of restructuring and lower total revenues. The company estimates currency fluctuations had a negative impact of less than $0.01 on net earning per diluted share for the nine-month period. In addition, the nine-month results include a reduction to GAAP and non-GAAP net income of $2.1 million, related to adjustments reported in the first and second quarters, primarily associated with sales incentive compensation expense that should have been recorded in the fourth quarter of fiscal 2008 and earlier periods. The company has determined that these expenses were immaterial to reported results for those periods. They are also expected to be immaterial to fiscal 2009 results.

Included in the nine-month GAAP results are pre-tax expenses of $31.2 million for amortization of acquired intangible assets, restructuring, non-cash stock-based compensation, amortization of purchased maintenance contracts and pre-merger claims reserve adjustments. Excluding these expenses and including $0.5 million of revenue impacted by purchase accounting adjustments, non-GAAP net income for the nine months ended Feb. 28, 2009, was $41.7 million, or $0.25 per diluted share. The company estimates currency fluctuations had a positive impact of approximately $0.01 on non-GAAP net earnings per diluted share for the nine-month period in fiscal 2009. Non-GAAP net income per diluted share includes a non-GAAP provision for income taxes based upon an estimated rate of 35 percent. Non-GAAP earnings per diluted share of $0.25 increased year-over-year from $0.23 for the nine months ended Feb. 29, 2008.

Financial Guidance

For the fourth quarter of fiscal 2009, which ends May 31, 2009, the company is providing guidance using foreign exchange rates as of the end of March 2009. The company estimates total revenues of $175 million to $182 million. The company anticipates GAAP fully diluted earnings per share will be $0.04 to $0.07. Non-GAAP fully diluted earnings per share are forecasted to be between $0.08 and $0.10, excluding approximately $9 million of pre-tax expenses related to the amortization of acquired intangible assets, non-cash stock-based compensation, amortization of purchased maintenance contracts and purchase accounting adjustments for acquired deferred revenue balances. The non-GAAP effective tax rate for fiscal 2009 is anticipated to be 35 percent, which the company expects to apply consistently throughout the fiscal year.

Third Quarter Fiscal 2009 Key Metrics

  Key customer wins:

Americas – Appalachian Regional Healthcare, Inc; City of Roanoke; Northern Colorado Water Conservancy District, Inc.; PeaceHealth; Propper International, Inc.; and Rancho California Water District.

EMEA – C.A. Metropolitan S.A.; De Stiho Groep BV; Gresvig ASA; and Massilly France.

Asia-Pacific – General Milling Corporation and GWA International Limited.

  Additional key metrics are available on Lawson’s investor website at www.lawson.com/investor

Conference Call and Webcast

The company will host a conference call and webcast to discuss its third quarter results and future outlook at 5:00 p.m. EDT (4:00 p.m. CDT) April 2, 2009. Interested parties should dial 1-888-790-3441 (passcode: LWSN) and international callers should dial +1-312-470-0136. A live webcast will be available on www.lawson.com/investor. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 1-866-436-9385 or +1-203-369-1034. The webcast will remain on www.lawson.com/investor for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in manufacturing, distribution, maintenance, healthcare and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue - Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Integration related – We have incurred various integration related expenses as part of our acquisitions. These costs of integrating the operations of acquired businesses and Lawson are incremental to our historical costs and were charged to GAAP results of operations in the periods incurred. We do not consider these costs in our assessment of our operating performance. While these costs are not recurring with respect to our past acquisitions, we may incur similar costs in the future if we pursue other acquisitions. We believe that the exclusion of the non-recurring acquisition related integration costs provide investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-based compensation - Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring - We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

Impairment of long-term investments – The liquidity and fair value of our investments in marketable securities, including Auction Rate Securities (ARS), were negatively impacted in fiscal 2008 by the uncertainty in the credit markets and exposure to the financial condition of bond insurance companies. As a result, during the third, third and fourth quarters of fiscal 2008 we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of these unique charges provide investors an enhanced view of our operations and facilitates comparisons with the results of other periods that do not reflect such charges.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)

	Three Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Feb 28, 2009	Feb 29, 2008
Revenues:
License fees	$24,881	$31,984	(22%)	(14%)
Maintenance	85,806	84,630	1%	8%
Consulting	63,161	96,273	(34%)	(26%)
Total revenues	173,848	212,887	(18%)	(10%)

Cost of revenues:
Cost of license fees	4,872	6,767	(28%)	(23%)
Cost of maintenance	14,810	16,389	(10%)	1%
Cost of consulting	62,871	79,046	(20%)	(9%)
Total cost of revenues	82,553	102,202	(19%)	(9%)

Gross profit	91,295	110,685	(18%)	(11%)

Operating expenses:
Research and development	18,209	22,231	(18%)	(8%)
Sales and marketing	34,203	47,271	(28%)	(21%)
General and administrative	18,542	21,383	(13%)	(5%)
Restructuring	3,534	(137)	+++	+++
Amortization of acquired intangibles	1,890	3,531	(46%)	(37%)
Total operating expenses	76,378	94,279	(19%)	(11%)

Operating income	14,917	16,406	(9%)	(12%)

Other income (expense), net:
Interest income	801	4,512	(82%)	(82%)
Interest expense	(1,931)	(2,118)	(9%)	(7%)
Other income (expense), net	318	(8,191)	+++	+++
Total other income (expense), net	(812)	(5,797)	(86%)	(113%)

Income before income taxes	14,105	10,609	33%	30%
Provision for income taxes	6,718	9,882	(32%)	(30%)
Net income	$7,387	$727	916%	495%

Net income per share:
Basic	$0.05	$0.00
Diluted	$0.04	$0.00

Weighted average common shares outstanding:
Basic	162,675	175,912	(8%)
Diluted	164,648	178,805	(8%)

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with
US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)

	Nine Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Feb 28, 2009	Feb 29, 2008
Revenues:
License fees	$76,067	$90,434	(16%)	(12%)
Maintenance	264,998	247,849	7%	9%
Consulting	230,056	280,614	(18%)	(14%)
Total revenues	571,121	618,897	(8%)	(4%)

Cost of revenues:
Cost of license fees	16,852	20,136	(16%)	(16%)
Cost of maintenance	49,057	48,879	0%	4%
Cost of consulting	209,028	234,427	(11%)	(7%)
Total cost of revenues	274,937	303,442	(9%)	(6%)

Gross profit	296,184	315,455	(6%)	(3%)

Operating expenses:
Research and development	62,669	61,249	2%	7%
Sales and marketing	123,680	137,776	(10%)	(7%)
General and administrative	59,996	72,945	(18%)	(16%)
Restructuring	11,020	(202)	+++	+++
Amortization of acquired intangibles	6,875	10,099	(32%)	(29%)
Total operating expenses	264,240	281,867	(6%)	(3%)

Operating income	31,944	33,588	(5%)	(4%)

Other income (expense), net:
Interest income	5,836	17,257	(66%)	(66%)
Interest expense	(5,988)	(6,864)	(13%)	(13%)
Other income (expense), net	591	(12,245)	+++	+++
Total other income (expense), net	439	(1,852)	+++	+++

Income before income taxes	32,383	31,736	2%	5%
Provision for income taxes	23,311	21,705	7%	9%
Net income	$9,072	$10,031	(10%)	(5%)

Net income per share:
Basic	$0.06	$0.06
Diluted	$0.05	$0.06
Weighted average common shares outstanding:
Basic	164,508	178,620	(8%)
Diluted	166,958	181,949	(8%)

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with
US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

LAWSON SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in USD thousands)

	Feb 28, 2009	May 31, 2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$308,238	$435,121
Restricted cash - current	9,592	746
Marketable securities	-	5,453
Short term investments	-	45,236
Trade accounts receivable, net	142,961	184,047
Income taxes receivable	1,673	10,309
Deferred income taxes - current	13,806	16,839
Prepaid expenses and other current assets	42,736	44,470
Total current assets	519,006	742,221

Restricted cash - non-current	1,817	2,038
Property and equipment, net	46,940	45,044
Goodwill	430,471	546,578
Other intangibles assets, net	93,908	120,194
Deferred income taxes - non-current	39,657	35,907
Other assets	13,000	18,614

Total assets	$1,144,799	$1,510,596

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt - current	$2,912	$3,849
Accounts payable	10,156	23,481
Accrued compensation and benefits	60,337	89,733
Income taxes payable	7,962	8,860
Deferred income taxes - current	5,739	7,399
Deferred revenue - current	187,435	298,509
Other current liabilities	40,225	49,318
Total current liabilities	314,766	481,149

Long-term debt – non-current	242,534	244,734
Deferred income taxes - non-current	11,174	12,529
Deferred revenue – non-current	13,522	14,097
Other long-term liabilities	13,106	14,528

Total liabilities	595,102	767,037

Stockholders’ equity:
Common stock	2,016	2,010
Additional paid-in capital	842,908	838,141
Treasury stock, at cost	(313,139)	(225,598)
Retained earnings	40,534	31,462
Accumulated other comprehensive income (loss)	(22,622)	97,544
Total stockholders’ equity	549,697	743,559

Total liabilities and stockholders’ equity	$1,144,799	$1,510,596

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	Feb 28, 2009	Feb 29, 2008	Feb 28, 2009	Feb 29, 2008
Cash flows from operating activities:
Net income	$7,387	$727	$9,072	$10,031
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	9,499	11,017	29,269	32,183
Amortization of debt issuance costs	321	322	963	966
Deferred income taxes	2,244	(749)	5,913	680
Provision for doubtful accounts	1,010	(1,399)	1,078	(2,244)
Warranty provision	1,524	1,793	4,704	4,593
Impairment on long-term investments	-	8,067	-	12,296
Net gain on disposal of assets	-	-	-	(311)
Excess tax benefits from stock transactions	(81)	(304)	(448)	(2,025)
Stock-based compensation expense	2,027	428	6,761	4,683
Amortization of discounts and premiums on marketable securities	(9)	(2)	6	(92)
Changes in operating assets and liabilities:
Trade accounts receivable	(7,111)	(45,136)	31,796	(29,664)
Prepaid expenses and other assets	(5,376)	(2,645)	(2,283)	(11,860)
Accounts payable	562	5,618	(10,893)	123
Accrued and other liabilities	182	3,813	(7,898)	(18,166)
Income taxes payable/receivable	2,312	2,764	(2,851)	11,396
Deferred revenue	1,366	39,976	(107,213)	(58,774)
Net cash provided by (used in) operating activities	15,857	24,290	(42,024)	(46,185)

Cash flows from investing activities:
Change in restricted cash	730	4,206	(8,677)	4,147
Purchases of marketable securities and investments	-	-	-	(205,098)
Proceeds from maturities and sales of marketable securities and investments	(13)	22,220	50,664	216,340
Purchases of property and equipment	(4,461)	(5,025)	(20,530)	(15,847)
Net cash provided by (used in) investing activities	(3,744)	21,401	21,457	(458)

Cash flows from financing activities:
Principal payments on long-term debt	(313)	(459)	(1,223)	(1,340)
Payments on capital lease obligations	(270)	(348)	(887)	(1,024)
Cash proceeds from exercise of stock options	410	1,004	1,957	6,490
Excess tax benefit from stock transactions	81	304	448	2,025
Cash proceeds from employee stock purchase plan	629	767	2,157	2,212
Repurchase of common stock from related parties	-	-	-	(36,800)
Repurchase of common stock - other	-	(48,884)	(90,966)	(68,829)
Net cash provided by (used in) financing activities	537	(47,616)	(88,514)	(97,266)

Effect of exchange rate changes on cash and cash equivalents	(4,940)	(3,104)	(17,802)	2,720

Net increase (decrease) in cash and cash equivalents	7,710	(5,029)	(126,883)	(141,189)
Cash and cash equivalents at beginning of period	300,528	337,803	435,121	473,963
Cash and cash equivalents at end of period	$308,238	$332,774	$308,238	$332,774

LAWSON SOFTWARE, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME (in USD thousands)
		Three Months Ended		Nine Months Ended
		Feb 28, 2009	Feb 29, 2008	Feb 28, 2009	Feb 29, 2008
Net income, as reported		$7,387	$727	$9,072	$10,031
Purchase accounting impact on revenue	(1)	58	221	474	1,263
Purchase accounting impact on consulting cost		39	131	105	387
Amortization of purchased maintenance contracts		631	821	2,015	2,643
Stock-based compensation		2,026	428	6,761	4,682
Pre-merger claims reserve adjustment		(79)	(3,827)	(3,887)	(3,827)
Restructuring		3,534	(137)	11,020	(202)
Amortization		4,918	6,371	15,228	19,514
Impairment on long-term investments		-	8,067	-	12,296
Tax provision	(4)	(2,113)	938	876	(4,785)
Non-GAAP net income		$16,401	$13,740	$41,664	$42,002

RECONCILIATION OF CONSOLIDATED GAAP TO CONSOLIDATED NON-GAAP PER SHARE EFFECT
		Three Months Ended		Nine Months Ended
		Feb 28, 2009	Feb 29, 2008	Feb 28, 2009	Feb 29, 2008
Net income, as reported	(2)	$0.04	$0.00	$0.05	$0.06
Purchase accounting impact on revenue	(1)	0.00	0.00	0.00	0.01
Purchase accounting impact on consulting cost		0.00	0.00	0.00	0.00
Amortization of purchased maintenance contracts		0.00	0.00	0.01	0.01
Stock-based compensation		0.01	0.00	0.04	0.03
Pre-merger claims reserve adjustment		0.00	(0.02)	(0.02)	(0.02)
Restructuring		0.02	(0.00)	0.07	0.00
Amortization		0.03	0.04	0.09	0.11
Impairment on long-term investments		-	0.05	-	0.07
Tax provision	(4)	(0.01)	0.01	0.01	(0.03)
Non-GAAP net income per share	(2) (3)	$0.10	$0.08	$0.25	$0.23

Weighted average shares – basic		162,675	175,912	164,508	178,620
Weighted average shares – diluted		164,648	178,805	166,958	181,949

SUMMARY OF NON-GAAP ITEMS (in USD thousands)
		Three Months Ended		Nine Months Ended
		Feb 28, 2009	Feb 29, 2008	Feb 28, 2009	Feb 29, 2008
Purchase accounting impact on revenue	(1)	$58	$221	$474	$1,263
Purchase accounting impact on consulting cost		39	131	105	387
Amortization of purchased maintenance contracts		631	821	2,015	2,643
Stock-based compensation		2,026	428	6,761	4,682
Pre-merger claims reserve adjustment		(79)	(3,827)	(3,887)	(3,827)
Restructuring		3,534	(137)	11,020	(202)
Amortization		4,918	6,371	15,228	19,514
Impairment on long-term investments		-	8,067	-	12,296
subtotal pre-tax adjustments		11,127	12,075	31,716	36,756
Tax provision	(4)	(2,113)	938	876	(4,785)
Impact on net income		$9,014	$13,013	$32,592	$31,971
(1)	For the purchase accounting impact on deferred revenues for three months and nine months ended February 28, 2009, $58,000 and $474,000, respectively, relates to maintenance revenues and $0 and $0, respectively, relates to consulting revenues.
(2)	For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.
(3)	Net income per share columns may not total due to rounding.
(4)	The non-GAAP tax provision is calculated excluding the non-GAAP adjustments on a jurisdictional basis.

LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in USD thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	Feb 28, 2009	Feb 29, 2008	Feb 28, 2009	Feb 29, 2008
Revenue items
Purchase accounting impact on maintenance	$58	$221	$474	$1.073
Purchase accounting impact on consulting	-	-	-	190
Total revenue items	58	221	474	1,263

Cost of license items
Amortization of acquired software	(3,028)	(2,840)	(8,354)	(9,415)
Stock-based compensation	-	(3)	-	(16)
Total cost of license items	(3,028)	(2,843)	(8,354)	(9,431)

Cost of maintenance items
Amortization of purchased maintenance contracts	(631)	(821)	(2,015)	(2,643)
Stock-based compensation	(80)	(12)	(197)	(79)
Total cost of maintenance items	(711)	(833)	(2,212)	(2,722)

Cost of consulting items
Purchased accounting impact on consulting cost	(39)	(131)	(105)	(387)
Amortization	-	-	1	-
Stock-based compensation	(290)	19	(465)	(414)
Total cost of consulting items	(329)	(112)	(569)	(801)

Research and development items
Stock-based compensation	(162)	(34)	(460)	(325)
Total research and development items	(162)	(34)	(460)	(325)

Sales and marketing items
Stock-based compensation	(453)	(17)	(1,453)	(753)
Total sales and marketing items	(453)	(17)	(1,453)	(753)

General and administrative items
Pre-merger claims reserve adjustment	79	3,827	3,887	3,827
Stock-based compensation	(1,041)	(381)	(4,186)	(3,095)
Total general and administrative items	(962)	3,446	(299)	732

Restructuring	(3,534)	137	(11,020)	202

Amortization of acquired intangibles	(1,890)	(3,531)	(6,875)	(10,099)

Other income (expense), impairment on long-term investments	-	8,067	-	12,296

Tax provision (1)	(2,113)	938	876	(4,785)

Total adjustments	$9,014	$13,013	$32,592	$31,971

(1) At the beginning of the fiscal year, the company computed an estimated annual global effective non-GAAP tax rate of 35%. The non-GAAP tax rate is calculated excluding non-GAAP adjustments on a jurisdictional basis. This estimated 35% tax rate will be utilized each quarter throughout fiscal year 2009. In the first quarter of fiscal year 2010, the company will reassess the non-GAAP tax rate for fiscal year 2010.

CONTACT:
Lawson Software
Media:
Joe Thornton, +1-651-767-6154
joe.thornton@us.lawson.com
or
Investors and Analysts:
Barbara Doyle, +1-651-767-4835
barbara.doyle@us.lawson.com
or
Heather Pribyl, +1-651-767-6459
heather.pribyl@us.lawson.com